UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

NuPathe Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement

On June 13, 2011, NuPathe Inc. (“NuPathe”) entered into a First Loan Modification Agreement (the “Amendment”) with MidCap Funding III, LLC (“MidCap”) and Silicon Valley Bank (“SVB” and together with MidCap, the “Lenders”).  The Amendment modifies the Loan and Security Agreement, dated as of May 13, 2010, by and among NuPathe and the Lenders (the “Loan Agreement”) to, among other things:

•                  Increase the amount of Term B Loans available to NuPathe under the Loan Agreement from $6.0 million to $10.0 million;

•                  Provide for $3.0 million of Term C Loans to be available to NuPathe under the Loan Agreement until August 31, 2011, subject to certain milestones relating to NuPathe’s product candidates;

•                  Require NuPathe to maintain at least $3.0 million of unrestricted cash, which cash requirement shall expire after the occurrence of an equity event resulting in unrestricted cash proceeds to NuPathe of at least $15.0 million; and

•                  Reduce the LIBOR rate margin for term loans made under the Loan Agreement from 8.75% to 8.50%.

Term B Loans

Concurrently with the execution of the Amendment, the Lenders made $10.0 million of Term B Loans to NuPathe (representing the total amount of Term B Loans available to NuPathe under the Loan Agreement).  Proceeds to NuPathe from the Term B Loans, after deducting origination and other Lender fees, was approximately $9.9 million.

The Term B Loans bear interest at an annual rate of one month LIBOR plus 8.50%, subject to a 3% LIBOR floor.  NuPathe is required to make monthly interest payments in respect of the Term B Loans and commencing on January 1, 2012, monthly straight-line amortization payments through maturity in August 2013.  At the time of final payment of the Term B Loans, NuPathe will be required to pay a final payment fee of 2%, or $200,000.  If NuPathe elects to pay the Term B Loans prior to maturity, or the payment of the Term B Loans is accelerated following the occurrence of an event of default, the following prepayment fees shall apply:

•                  For a prepayment made on or before June 13, 2012, 4.0% of the outstanding principal amount of the Term B Loans being prepaid;

•                  For a prepayment made from June 14, 2012 through June 13, 2013, 3.0% of the outstanding principal amount of the Term B Loans being prepaid; and

•                  For a prepayment made after June 13, 2013, 1.0% of the outstanding principal amount of the Term B Loans being prepaid.

In connection with the Term B Loans, NuPathe issued the Lenders warrants to purchase 59,748 shares of NuPathe common stock at an exercise price of $7.95.  The number of shares subject to the warrants will automatically increase by up to an additional 17,925 shares of common stock if the Term C Loan is funded in full.  The warrants have a five year exercise period.

As previously reported, NuPathe’s obligations under the Loan Agreement are secured by a lien on all of NuPathe’s assets, excluding intellectual property, which is subject to a negative pledge.  In addition, NuPathe’s cash and investment accounts are subject to account control agreements with the Lenders that give them the right to assume control of the account in the event of a default under the Loan Agreement.  The Loan Agreement contains operating covenants including, among others, covenants restricting NuPathe’s ability to incur additional indebtedness, pay dividends or other distributions, effect a sale of any part of its business and merge with or acquire another company.  The Loan Agreement also includes customary events of default including upon the occurrence of a payment default, a covenant default, a material adverse change and insolvency. Upon the occurrence of an event of default, the interest on outstanding loans will be increased by 3% over the rate that would otherwise be applicable.  In addition, the occurrence of an event of default could result in the acceleration of NuPathe’s obligations under the Loan Agreement as well as grant the Lenders the right to exercise remedies with respect to the collateral.

The foregoing is a summary description of certain terms of the Amendment and the Loan Agreement and, by its nature, is incomplete. A copy of the Loan Agreement was previously filed by NuPathe as Exhibit No. 10.7 to its Registration Statement on Form S-1 (File No. 333-166825).  NuPathe will file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2011.  All readers are encouraged to read the entire text of the Loan Agreement and, when it is filed, the Amendment.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

2011 Annual Meeting of Stockholders

NuPathe held its 2011 Annual Meeting of Stockholders on June 8, 2011. The proposals submitted to a vote of stockholders, and the results of the voting on each proposal, are noted below.

Proposal No. 1: Election of Directors

Each of the nominees named below were elected by stockholders to serve as directors until NuPathe’s 2012 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Vote
Wayne P. Yetter	12,346,337	2,313	1,223,833

Michael Cola	12,060,826	287,824	1,223,833

Jeanne Cunicelli	12,344,437	4,213	1,223,833

William J. Federici	12,346,337	2,313	1,223,833

Jane H. Hollingsworth	12,346,337	2,313	1,223,833

Gary J. Kurtzman, MD	12,062,726	285,924	1,223,833

Robert P. Roche, Jr.	12,346,337	2,313	1,223,833

Proposal No. 2: Approval of the Amendment and Restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan

Stockholders approved the amendment and restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Vote
10,308,062	2,040,558	30	1,223,833

Proposal No. 3: Advisory Vote on Executive Compensation

Stockholders approved, on an advisory basis, the compensation of NuPathe’s named executive officers, as disclosed in NuPathe’s proxy statement for its 2011 Annual Meeting of Stockholders.

For	Against	Abstain	Broker Non-Vote
12,345,509	2,611	530	1,223,833

Proposal No. 4: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Stockholders voted, on an advisory basis, to hold an advisory vote on executive compensation every three years.

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
9,074,847	1,309,818	1,963,955	30	1,223,833

Proposal No. 5: Ratification of the Selection of KPMG LLP as the Company’s Independent Public Registered Accounting Firm for 2011

Stockholders ratified the selection of KPMG LLP as NuPathe’s independent registered public accounting firm for 2011.

For	Against	Abstain
13,572,303	150	30

Frequency of Future Advisory Votes on Executive Compensation

As noted above, the majority of votes cast by stockholders voted, on an advisory basis, to hold an advisory vote on executive compensation every three years.  In light of this vote, NuPathe’s Board of Directors has determined that it will include an advisory vote on executive compensation in NuPathe’s proxy materials every three years until the next required advisory vote on the frequency of the executive compensation vote, which, under the Securities and Exchange Commission regulations, will occur no later than the Company’s 2017 Annual Meeting of Stockholders.

Item 8.01                                           Other Events.

The Company intends to seek a partner to further develop NP201, its product candidate for the treatment of Parkinson’s disease.  As a result, the Company does not expect to file an Investigational New Drug application for NP201 in the first half of 2011 as previously announced.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this Item 8.01 regarding NuPathe’s development plans for NP201 are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results and events to differ materially from those indicated herein including, among others: the uncertainties inherent in research and development and the other risks, uncertainties and other factors discussed in NuPathe’s Annual Report on Form 10-K for the year ended December 31, 2010 under the caption “Risk Factors” and elsewhere in such report.  While NuPathe may update certain forward-looking statements from time to time, it specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

By:	/s/ Jane H. Hollingsworth
Jane H. Hollingsworth
Chief Executive Officer

Dated: June 14, 2011